Exhibit 10.1

NON-REDEMPTION AND SHARE TRANSFER AGREEMENT

This Non-Redemption and Share Transfer Agreement (“Agreement”), dated May [●], 2024, between Blockchain Coinvestors Acquisition Sponsors I LLC (the “Sponsor”), the undersigned investor (the “Investor”), and, solely with respect to Section 2(b) and 4(d), Blockchain Coinvestors Acquisition Corp. I (the “Company” or “BCSA”).

RECITALS

A. BCSA, a Cayman Islands exempted company, will hold a special meeting of its shareholders (the “Meeting”) to consider and act upon a proposal (the “Extension Proposal”) to extend the time the Company has to consummate an initial business combination (a “Business Combination”) under its Memorandum and Articles of Association (the “Memorandum and Articles”) from May 15, 2024 to November 15, 2024 (the “Extension”).

B. The Investor is willing to not seek redemption, or to reverse any previously submitted redemption demand(s), of certain outstanding Class A ordinary shares of BCSA (“Class A Shares”) that are entitled to redemption under the Memorandum and Articles (“Public Shares”) at the Meeting upon the terms set forth herein in connection with BCSA shareholders’ right to redeem Public Shares upon approval by BCSA shareholders of an extension to the date by which BCSA must complete a Business Combination (the “Extension Redemption”).

C. The Company has entered into a Business Combination Agreement with Linqto, Inc. and BCSA Merger Sub, dated April 9, 2024 (the “Business Combination Agreement”), pursuant to which the parties thereto have agreed to consummate a business combination.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor and the Sponsor hereby agree as follows.

1. Non-Redemption. The Investor hereby agrees to not request redemption and, if applicable, to reverse any previously submitted redemption demand(s), with respect to the Non-Redeemed Shares. For purposes of this Agreement, “Non-Redeemed Shares” shall mean an amount of Class A ordinary shares held by the Investor equal to the lesser of (i) [●] Public Shares and (ii) 9.9% of the total number of outstanding Public Shares immediately following completion of the Extension Redemption. The Investor shall have no obligation to hold any Public Shares following the effectuation of the Extension. Nothing in this Agreement is intended to restrict or prohibit the Investor’s ability to redeem any Public Shares other than the Non-Redeemed Shares. The Sponsor shall provide the Investor with the final number of Public Shares immediately following completion of the Extension Redemption no later than 2:30 p.m. Eastern on the date of the Meeting.

2. Sponsor Share Transfers.

(a) In consideration of the agreement set forth in Section 1 hereof and subject to the Investor’s complying with this Agreement, the Sponsor (or its designees) will, immediately after the closing of a Business Combination (the “Closing”), transfer to the Investor an aggregate of 30,000 Class A ordinary shares of the Company (the transferred Class A ordinary shares the “Transferred Founder Shares”) for each 150,000 of Non-Redeemed Shares (or 1/5th of an ordinary share for each Non-Redeemed Share, rounded down to the nearest whole ordinary share) beneficially owned by the Sponsor (or its designees) if (i) the Non-Redeemed Shares are held by Investor from the date hereof through the close of business on the day the Meeting is held, (ii) the Non-Redeemed Shares are not redeemed at or in connection with the Meeting and Extension Proposal, and (iii) the Extension is approved at the Meeting and is effected by BCSA’s filing with the appropriate authorities an amendment to its charter effectuating the Extension. The Transferred Founder Shares shall be re-issued in the name of the Investor either in physical certificate form or electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System, as directed by the Investor.

(b) The Sponsor hereby agrees to assign to the Investor all of its rights, duties and obligations with respect to the Transferred Founder Shares under the Registration Rights Agreement to be entered into among the Company, the Sponsor and certain other shareholders of the Company signatory thereto, pursuant to and as contemplated by the Business Combination Agreement (the “Registration Rights Agreement”). The Sponsor and BCSA hereby agree that this Agreement constitutes written notice to BCSA of such assignment in accordance with the Registration Rights Agreement. By executing this Agreement, the Investor and BCSA hereby agree, effective upon the Investor’s receipt of the Transferred Founder Shares and execution of a Joinder Agreement in respect of the Registration Rights Agreement, that the Investor shall automatically become a party to the Registration Rights Agreement and shall be bound by the terms and provisions of the Registration Rights Agreement as a Holder (as defined therein) and entitled to the rights of a Holder under the Registration Rights Agreement and that the Transferred Founder Shares (together with any other equity security of the Company issued or issuable with respect to any such Transferred Founder Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization) shall be “Registrable Securities” thereunder. To the extent necessary, the Sponsor and BCSA will amend the Registration Rights Agreement to conform restrictions on registration and transfers to the requirements under the Lock-Up Agreement (defined below).

(c) By executing this Agreement, the Investor and BCSA hereby agree, effective upon the Investor’s receipt of the Transferred Founder Shares, that the Investor shall become party to, and it and the Transferred Founder Shares shall bound by the terms of, a Lock-Up Agreement to be entered into among the Company, the Sponsor and certain other shareholders of the Company signatory thereto, pursuant to and as contemplated by the Business Combination Agreement (the “Lock-Up Agreement”) as a shareholder of the Company with respect to the Transferred Founder Shares that is entitled to the rights and subject to the obligations of the shareholders under the Lock-Up Agreement and that the Transferred Founder Shares (together with any other equity security of the Company issued or issuable with respect to any such Transferred Founder Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization) shall be subject to the transfer restrictions set forth therein; provided, that (i) the terms thereof applicable to the Investor and the Transferred Founder Shares are no less favorable to the Investor than those applicable to the Sponsor and (ii) that the lock-up period applicable to Investor and the Transferred Founder Shares is no more than 180 days. If BCSA releases the Sponsor from a lock-up period prior to its expiration, then the restrictions applicable to the Investor under the Lock-Up Agreement shall be shortened or released, as applicable, to the same extent.

(d) The Investor acknowledges that prior to, or at the time of, an initial Business Combination, the Sponsor has the authority to subject the ordinary shares of the Company held by Sponsor (the “Founder Shares”) to earn-outs, forfeitures, transfers or other restrictions, or amend the terms under which the Founder Shares were issued or any restrictions or other provisions relating to the Founder Shares set forth in the instruments establishing the same (including voting in favor of any such amendment) or enter into any other arrangements with respect to the Founder Shares, and that the Sponsor may effectuate such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements, including arrangements relating to the relaxation or early release of restrictions, in such amounts and pursuant to such terms as it determines in its sole and absolute discretion for any reason. The Sponsor acknowledges and agrees that any such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements shall not apply to the Transferred Founder Shares being transferred to the Investor hereunder and the terms and conditions applicable to the Transferred Founder Shares being transferred to the Investor hereunder (including without limitation the terms and conditions of the Registration Rights Agreement and the Lock-Up Agreement, as each exists as of the date hereof or succeeded, replaced or made subsequent in compliance with Section 2(c), as amended pursuant to Section 2(b)) shall not be changed as a result of any such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements.

(e) If at any time the number of outstanding ordinary shares of the Company is increased or decreased by a consolidation, combination, split or reclassification of the ordinary shares or other similar event, then, as of the effective date of such consolidation, combination, split, reclassification or similar event, all share numbers referenced in this Agreement shall be adjusted in proportion to such increase or decrease in outstanding ordinary shares of the Company.

(f) If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving BCSA in which its ordinary shares are converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, in lieu of Class A ordinary shares of BCSA, the Sponsor shall transfer, with respect to each Transferred Founder Share to be transferred hereunder, the kind and amount of securities, cash or other property into which such Transferred Founder Shares converted or exchanged.

3. Representations of the Investor. The Investor hereby represents and warrants and covenants, as applicable, to the Sponsor as follows.

(a) The Investor, in making the decision to receive the Transferred Founder Shares from the Sponsor, has not relied upon any oral or written representations or assurances from the Sponsor or any of BCSA’s officers, directors, partners or employees or any other representatives or agents other than those contained in this Agreement. The Investor further understands that no federal or state agency has passed upon or made any recommendation or endorsement of the acquisition of the Transferred Founder Shares.

(b) This Agreement has been validly authorized, executed and delivered by the Investor and, assuming the due authorization, execution and delivery thereof by the other party hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Investor does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Investor is a party which would prevent the Investor from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Investor is subject.

(c) The Investor acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with the Investor’s own legal counsel and investment and tax advisors.

(d) The Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the transfer of Transferred Founder Shares contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

(e) The Investor is acquiring the Transferred Founder Shares solely for investment purposes, for such Investor’s own account (and/or for the account or benefit of its members or affiliates, if any, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and the Investor has no present arrangement to sell the Transferred Founder Shares to or through any person or entity except as may be permitted hereunder.

(f) The Investor is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Transferred Founder Shares. The Investor is aware that an investment in the Transferred Founder Shares is highly speculative and subject to substantial risks. The Investor is cognizant of and understands the risks related to the acquisition of the Transferred Founder Shares, including those restrictions described or provided for in this Agreement pertaining to transferability. The Investor is able to bear the economic risk of its investment in the Transferred Founder Shares for an indefinite period of time and able to sustain a complete loss of such investment.

(g) The Investor acknowledges and agrees that the Transferred Founder Shares are not entitled to, and have no right, interest or claim of any kind in or to, any monies held in the trust account into which the proceeds of BCSA’s initial public offering were deposited (the “Trust Account”) or distributed as a result of any liquidation of the Trust Account.

(h) No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Investor in connection with the acquisition of the Transferred Founder Shares. The Investor is not entitled to and will not accept any such fee or commission.

(i) The Investor understands that the Transferred Founder Shares are being offered and sold to the Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Investor may not sell or transfer the Transferred Founder Shares except pursuant to an effective registration statement filed under the Securities Act or an exemption from registration.

(j) If the Investor is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Transferred Founder Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Transferred Founder Shares, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale, or transfer of the Transferred Founder Shares. The Investor’s subscription and payment for and continued beneficial ownership of the Transferred Founder Shares will not violate any applicable securities or other laws of the Investor’s jurisdiction.

4. Sponsor Representations. The Sponsor hereby represents and warrants and covenants, as applicable, to the Investor as follows.

(a) This Agreement has been validly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the other party hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Sponsor does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Sponsor is a party which would prevent the Sponsor from performing its obligations hereunder (including without limitation the Registration Rights Agreement and the letter agreement, dated November 9, 2021, by and among the Company, the Sponsor, and the officers and directors of the Company) or (ii) any law, statute, rule or regulation to which the Sponsor is subject.

(b) The Sponsor (or its designee) is the beneficial owner of the Transferred Founder Shares and will transfer them to the Investor immediately after the Closing free and clear of any liens, claims, security interests, options charges or any other encumbrance whatsoever, except for restrictions imposed by federal and state securities laws and the transfer restrictions referred to in Section 2(c) hereof.

(c) None of the Class A Shares held by the Sponsor and BCSA’s independent directors that they received by conversion of Class B ordinary shares of the Company, including all of the Transferred Founder Shares, are entitled to receive any funds held in the Trust Account.

5. Disclosure; Exchange Act Filings. To the extent not previously filed, as soon as practicable after execution of this Agreement (and in any event no later than 9:00 a.m. Eastern on the business day immediately following the date hereof), the Sponsor will cause the Company to file a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting the execution of a form of this Agreement without naming the Investor. Upon the filing of that Current Report on Form 8-K, to the Sponsor’s knowledge, the Investor shall not be in possession of any non-public information received from the Company, the Sponsor or any of their officers, directors or employees. The Sponsor agrees that the name of the Investor will not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule, in which case the Sponsor shall provide the Investor with prior written notice of such disclosure to the extent permitted by applicable law, regulation or stock exchange rule.

6. Restrictions. The Investor agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will, from the execution of this Agreement until the business day following approval by BCSA’s shareholders of the Extension and the other proposals to be voted upon at the Meeting (other than with respect to adjournment), (a) engage in any hedging transactions or Short Sales (as defined below) with respect to securities of BCSA, (b) offer for sale, sell (including Short Sales), transfer (including by operation of law), place a lien on, pledge (other than pledges in the ordinary course of business as part of prime brokerage or other similar financing arrangements), convert, assign or otherwise dispose of (including by gift, merger, tendering into any tender offer or exchange offer or otherwise) or encumber (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement, arrangement, undertaking or understanding (including any profit-sharing arrangement) with respect to, or consent to, a direct or indirect Transfer of, any or all of the Non-Redeemed Shares, or (c) take any action that would have the effect of preventing or materially delaying the performance of its obligations hereunder. For purposes of this Agreement, “Short Sales” shall include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, (ii) all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage or other similar financing arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and (iii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

7. Entire Agreement; Amendment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and may be amended or modified only by written instrument signed by all parties. For the sake of clarity, this Agreement does not amend or modify the Non-Redemption and Share Transfer Agreement, or any other agreement entered into in connection therewith, between BCSA and the Investor, executed in connection with the February 2023 or October 2024 extensions of the date by which BCSA was required to consummate a Business Combination, which agreements continue in full force and effect, except that Section 2(c) of any prior Non-Redemption and Share Transfer Agreement will be superseded by Section 2(c) of this Agreement. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, including the conflicts of law provisions and interpretations thereof.

9. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page by electronic mail or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

10. Termination. This Agreement shall become null and void and of no force and effect if any of the Non-Redeemed Shares held by the Investor are submitted to BCSA’s transfer agent with instructions to redeem such Public Shares in connection with the Meeting or Extension Proposal and such instructions are not withdrawn prior to the date of the Meeting other than as provided for in Section 1. Notwithstanding any provision in this Agreement to the contrary, the Sponsor’s obligation to transfer the Transferred Founder Shares to the Investor shall be conditioned on the Closing occurring. This Agreement shall become null and void and of no force and effect if the Extension is not approved on or prior to May 15, 2024 or if BCSA determines not to effectuate the Extension (of which the Sponsor will provide the Investor written notice).

11. Remedies. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement.

12. Acknowledgement; Waiver. The Investor (i) acknowledges that the Sponsor may possess or have access to material non-public information which has not been communicated to the Investor; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that the Investor may now have or may hereafter acquire, whether presently known or unknown, against the Sponsor, the Company or any of their officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including without limitation, any claims arising under Rule 10-b(5) of the Exchange Act; and (iii) is aware that the Sponsor is relying on the truth of the representations set forth in Section 3 of this Agreement and the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

13. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assigned by either party without the prior written consent of the other party hereto.

14. Most Favored Nation. In the event that in connection with the Extension Proposal the Sponsor enters one or more other non-redemption or forward share purchase agreements before or after the execution of this Agreement, the Sponsor represents that the terms of such other agreements will not be materially more favorable to such other investors thereunder than the terms of this Agreement are in respect of the Investor. In the event that another third party is afforded any such more favorable terms than the Investor, the Sponsor shall promptly inform the Investor of such more favorable terms in writing, and the Investor shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

15. Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or another recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for on the signature pages hereto or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address provided for on the signature pages hereto or at which the party has otherwise provided to receive notice; and (b) if by any other form of electronic transmission, when directed to such party.

16. Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the closing of the transactions contemplated hereby.

17. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided,that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SPONSOR:

BLOCKCHAIN COINVESTORS ACQUISITION SPONSORS I LLC

By:
Name:
Title:
Address:
Email:

[SIGNATURE PAGE TO NON-REDEMPTION AND SHARE TRANSFER AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INVESTOR:

[INVESTOR]

By:
Name:
Title:
Address:
Email:

[SIGNATURE PAGE TO NON-REDEMPTION AND SHARE TRANSFER AGREEMENT]

Acknowledged and agreed to Section 2(b) and 4(d):

COMPANY:

BLOCKCHAIN COINVESTORS ACQUISITION CORP. I

By:
Name:
Title:
Address:
Email:

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